Exhibit 10.65

                                 FIRST AMENDMENT
                                       TO
                              EMPLOYMENT AGREEMENT
                                 BY AND BETWEEN
                   NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.
                                       AND
                                   TERY BASKIN


     This First Amendment ("Amendment") dated as of the 6th day of November, 2002 by and between NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC., a Delaware corporation, having an office at 26 Harbor Park Drive, Port Washington, New York 11050 (the "Company") and Tery Baskin ("Employee"), who resides at Two Live Oaks, Little Rock AR 72223 .

                                   WITNESSETH:

     WHEREAS, on June 4, 2001 the Company entered into an Employment Agreement with Employee (the "Agreement"); and

     WHEREAS, both the Company and the Employee are desirous to amend certain provisions of the Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties agree as follows:

     1. Section 3 shall be amended by adding Section 3.6 which shall state the following:

          In the event of a Change of Control, Executive shall be entitled to receive a transaction bonus payable as follows: (i) 50% of the Executive's current Base Salary payable on the closing of the transaction constituting the Change of Control and (ii) 50% of the Executive's current base salary payable the earlier of six month from the closing of the transaction constituting the Change of Control or the effective date of termination of the Executive for a reason other than pursuant to Section 5.3 of the Agreement. For the purposes of this paragraph Change of Control shall mean
     (i)the acquisition by any Person or Persons acting as a group (other than any existing shareholder of the Company) following the Commencement Date of more than 50% of the Company's outstanding voting stock; (ii)the merger of the Company with or into another corporation where the Company is not the
     surviving   entity;   (iii)any  reverse  merger  in  which  the  Company's
     shareholders immediately prior to the merger do not have the right to elect a majority of the members of the Board of the surviving entity; or (iv)the sale of all or substantially all of the assets of the Company.

     2. All other terms of the Agreement shall remain in full force and effect as previously written.

     IN WITNESS WHEREOF, the Company and Employee have executed this First Amendment the day and year first above written.

                                           NATIONAL MEDICAL HEALTH CARD
                                           SYSTEMS, INC.
                                           By:




                                           James Bigl, Chief Executive Officer




                                           _______________________________
                                           Terry Baskin